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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-1 of our report dated February 19, 1999, except as to Note 6 which is as of March 16, 1999, relating to the financial statements of Mannatech, Incorporated, which appears in such prospectus. We also consent to the references to us under the headings "Selected Financial Data" and "Experts" in such prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."

/s/ PricewaterhouseCoopers LLP
_____________________________________
PricewaterhouseCoopers LLP

Dallas, Texas

August 9, 1999